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                                                                   EXHIBIT 10.11




                          NASHVILLE COUNTRY CLUB, INC.
                             1997 STOCK OPTION PLAN

                                   ARTICLE I

                        Purpose of Plan; Administration

         1.1 Purpose. The purpose of the Nashville Country Club, Inc. 1997 Stock Option Plan (the "Plan") is to strengthen Nashville Country Club, Inc. (the "Corporation") by providing a means of retaining and attracting competent personnel by extending to certain key employees, officers and directors of the Corporation, and to certain consultants providing services to the Corporation ("Consultants"), added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Corporation. It is intended that this purpose be achieved through the opportunity for ownership of shares of Common Stock of the Corporation (the "Common Stock") and the benefits of stock appreciation offered under the Plan. It is further intended that pursuant to this Plan the Committee (as defined herein) may grant either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options.

         1.2 Administration. The Plan shall be administered by a committee selected by the Board of Directors of the Corporation (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be a "Non-Employee Director," as defined in Rule 16b-3(b)(3)(i), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to determine the duration
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and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

         Subject to the express provisions of the Plan, the Committee shall determine from the eligible class those individuals to whom incentive stock options or nonqualified stock options under the Plan shall be granted (the "Optionees"), the terms and provisions of the respective agreements (which need not be identical) evidencing such options, the time at which options shall be granted, and the number of shares of stock subject to each option.

         1.3 Participation. Key employees, officers and directors of the Corporation and Consultants shall be eligible for selection to participate in the Plan upon approval by the Committee.

         1.4 Stock Subject to the Plan. Subject to adjustment as provided in Section 3.1 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Corporation's authorized but unissued Common Stock, no par value, (hereinafter collectively called "Stock"). The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed three hundred thousand (300,000) shares, subject to adjustment as set forth in Sections 3.1 and 3.2 hereof. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.


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         1.5     Restrictions on Exercise.  No option granted hereunder may be exercised unless and until the Committee determines that such exercise will be made in compliance with all applicable laws, rules and regulations, including, without limitation, applicable securities laws, rules and regulations. The Corporation does not have any obligation to take any action to register or qualify shares of Common Stock pursuant to applicable securities laws or to perfect an exemption from such registration/qualification requirements.

                                   ARTICLE II

                                 Stock Options

         2.1 Grant and Option Price. The Committee may grant one or more options to any eligible individual. Options granted under the Plan shall be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Corporation (the "Board of Directors") or approved by the shareholders of the Corporation, and such options may be intended to qualify as an Incentive Stock Option (as hereinafter defined), or the Committee may in its discretion grant nonqualified stock options under the Plan; provided, however, that no option granted hereunder shall be considered an Incentive Stock Option unless the Plan is approved by the shareholders of the Corporation within twelve (12) months before or after the date on which the Plan is adopted by the Board of Directors. All options shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purposes and provisions of the Plan.

         Except as otherwise provided herein, the purchase price of the Stock covered by each option shall be determined by the Committee and set forth in an Option Agreement (as hereinafter defined), but as to Stock covered by an Incentive Stock Option the purchase price





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shall not be less than 100% of the Fair Market Value (as such term is defined in this Section 2.1) of such Stock on the date of the grant of the option; provided, however, that as to Stock covered by an Incentive Stock Option granted to an Optionee who owns or is deemed to own more than 10% of the total combined voting power and value of all classes of stock of the Corporation, the purchase price shall not be less than 110% of the Fair Market Value of such Stock on the date of the grant of the option. For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in the Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Stock is not listed or admitted to trade on a national securities exchange, then the closing price of the Stock as quoted on the National Market System of the National Association of Securities Dealers, Inc. ("NASD") on such date;
(iii) if the Stock is not listed to trade on the National Market System of the NASD, the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iv) if the Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the stock are not so furnished by the NASD or a similar organization, the values established by the Committee for purposes of granting options under the Plan. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.





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         2.2     Stock Option Agreement.  Each option granted pursuant to the
Plan shall, subject to the power of the Committee to prescribe certain terms of the options granted hereunder, be evidenced by a Stock Option Agreement in substantially the form of Exhibit "A"" or "B" attached hereto and incorporated fully herein by reference (each, an "Option Agreement"). Exhibit "A" shall be used whenever such option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code ("Incentive Stock Option"). Exhibit "B" shall be used whenever such option is intended to be a nonqualified stock option, as determined in the sole and absolute discretion of the Committee.

         2.3 Option Period. Except as otherwise provided herein, each option and all rights or obligations thereunder shall expire on such date as the Committee shall determine (the "Expiration Date"), but not later than the tenth anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided. Notwithstanding the foregoing, the Expiration Date of any Incentive Stock Option granted to an Optionee who owns or is deemed to own more than 10% of the total combined voting power and value of all classes of stock of the Corporation shall be no later than the fifth anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided.

         2.4 Terms of Options. Each option granted under this Plan to an employee, officer or director of the Corporation by its terms shall require the employee, officer or director granted such option to remain in the continuous employ or service of the Corporation for such period of time, if any, from the date of grant of his option, before the right to exercise any part of the option will accrue as the Committee may determine at the time of granting such option. The





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Committee shall prescribe such rules as it deems appropriate in connection with the grant of options to Consultants.

         2.5 Exercise of Options. Each option shall become exercisable and the total number of shares subject thereto shall be as the Committee shall determine, as set forth in the Option Agreement evidencing such option. The purchase price of the Stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option or by such other consideration as may be provided for in the Option Agreement by the Committee; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver in payment of a portion or all of the purchase price certificates for Common Stock, including a multiple series of exchanges of such Common Stock, which shall be valued at the Fair Market Value of such Common Stock on the date of exercise of the option. No options shall be exercisable except in respect of whole shares of Stock.

         2.6 Nontransferability of Options. An option granted under the Plan shall, by its terms, be nontransferable by the Optionee other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's duly appointed guardian or personal representative.

         2.7     Termination of Relationship.

                 (a) If the employment or service of an Optionee (who is an employee, officer or director of the Corporation) is terminated for any reason other than (i) Disability (as hereinafter defined) of the Optionee, (ii) death of the Optionee, or (iii) for cause (as determined by the Committee in its sole and absolute discretion), then such Optionee shall





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         have the right at any time prior to the Expiration Date of the option or within three (3) months after the date of termination of employment or service, whichever is the shorter period, to exercise the option for the full number of shares or any portion thereof (except as to the issuance of fractional shares), but only to the extent such option was otherwise exercisable on the date of termination of employment or service.

                 (b) If the employment or service of an Optionee (who is an employee, officer or director of the Corporation) is terminated by reason of the Optionee's Disability, then such Optionee shall have the right at any time prior to the Expiration Date of the option or within twelve (12) months after the date of termination of employment or service, whichever is the shorter period, to exercise the option for the full number of shares or any portion thereof (except as to the issuance of fractional shares) which are vested on or before the date on which the Optionee's termination of employment or service occurs, or which would otherwise have vested during the twelve month period beginning on the date on which such termination of employment or service occurs. As used herein, the term "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not an Optionee's employment or service is terminated by reason of Disability shall be in the sole and absolute discretion of the Committee. An individual shall not be considered Disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.





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                 (c)      If the employment or service of an Optionee (who is
         an employee, officer or director of the Corporation) is terminated by reason of the death of such Optionee, the option shall be exercisable at any time prior to the Expiration Date of the option or within twelve (12) months after the date of such death, whichever is the shorter period, for the full number of shares or any portion thereof (except as to the issuance of fractional shares) which are vested on or before the date on which the Optionee's death occurs, or which would otherwise have vested during the twelve month period beginning on the date on which the Optionee's death occurs. Options exercisable under this subsection may be exercised by the person or persons entitled to do so under the Optionee's will, or if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives,

                 (d) If the employment or service of an Optionee (who is an employee, officer or director of the Corporation) is terminated for cause (which determination shall be made in the sole and absolute discretion of the Committee), any then outstanding options of such Optionee shall automatically terminate as of the date on which the employment or service of such Optionee is terminated.

         2.8 Issuance of Stock Certificates. Upon exercise of an option, but subject to the provisions of Section 3.7 of the Plan, the person exercising the option shall be entitled to one (1) stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate





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representing the number of shares purchased in consideration of the tender of such Common Stock.

         2.9 Limitation on Grant of Incentive Stock Options. The aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations, if any) shall not exceed $100,000. In the event the limits of this Section 2.9 would otherwise be exceeded, the Optionee may still exercise his option, but such option, to the extent of such excess, shall be deemed to be a nonqualified option.

         2.10 Other Limitations. The Board of Directors shall impose any other limitations on the terms and conditions of Incentive Stock Options granted under the Plan required in order that such options qualify as Incentive Stock Options as that term is defined in Section 422 of the Code.

                                  ARTICLE III

                                Other Provisions

         3.1 Adjustments upon Changes in Capitalization. In the event that a dividend payable in shares of Common Stock or a stock split shall be hereinafter declared upon the Common Stock, the number of shares of Common Stock then subject to any option granted hereunder and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or stock split. In the event that the outstanding shares of





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the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 3.1, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option Agreement. In the case of any such substitution or adjustment as provided for in this Section, the option price in each Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such adjustment provided for in this Section 3.1 shall be made, in accordance with Section 424(a) of the Code. No adjustment or substitution provided for in this Section 3.1 shall require the Corporation pursuant to any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.





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         3.2     Acceleration.  In the event of a Change of Control (as defined herein), the provisions of subsections (a) and (b) of this Section 3.2 shall apply to determine the exercisability of options granted hereunder. A "Change of Control" for purposes of this Plan shall mean (i) the acquisition by a single entity or group of affiliated entities of more than fifty percent (50%) of the Common Stock issued and outstanding immediately prior to such acquisition; or (ii) the dissolution or liquidation of the Corporation or the consummation of any merger or consolidation of the Corporation or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Corporation immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than fifty percent (50%) of the voting power of the surviving or acquiring corporation.

                 (a) Change of Control with Provision Being Made Therefor. If provision be made in writing in connection with a Change of Control for the assumption and continuance of any option granted under the Plan, or the substitution for such option of a new option covering the shares of the successor employer corporation, with appropriate adjustment as to number and kind of shares and prices, the option granted under the Plan, or the new option substituted therefor, as the case may be, shall continue in the manner and under the terms provided.

                 (b) Change of Control Without Provisions Being Made Therefor. In the event provision is not made in connection with a Change of Control for the continuance and assumption of the option granted under the Plan or for the substitution of any option covering the shares of the successor employer corporation, then the holder of any such





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         option shall be entitled, prior to the effective date of any such
         Change of Control, to purchase the full number of shares not previously exercised under such option, without regard to the determination as to the periods and installments of exercisability made pursuant to Section 2.4 and 2.5 if (and only if) such option has not at that time expired or been cancelled, failing which purchase, any unexercised portion shall be deemed cancelled as of the effective date of such Change of Control.

         All adjustments under this Section 3.2 shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive for all purposes of the Plan and of each Option Agreement.

         3.3 Continuation of Employment. Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any employee, officer or director any right to continue in the employ or service of the Corporation or constitute any contract or agreement of employment or service or interfere in any way with the right of the Corporation to reduce any person's compensation from the rate in existence at the time of the granting of an option or to terminate such person's employment or service. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of an employee.

         3.4 Withholding. The Corporation shall have the right to deduct any sums that the Committee reasonably determines that federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Corporation may require as a condition to issuing shares of Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that federal, state or local tax law requires to be withheld with respect to the exercise. The Corporation shall not be obligated





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to advise any Optionee of the existence of the tax or the amount which it will be so required to withhold. Upon the exercise of a nonqualified option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Stock withheld ("Share Withholding") by the Corporation from the shares otherwise to be received; provided, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The number of shares so withheld should have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

         3.5 Amendment and Termination. The Board of Directors may at any time suspend or terminate the Plan and may, with the consent of the holder of an option, make such modifications of the terms and conditions of such holder's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         The Board of Directors may at any time amend the Plan as it shall deem advisable without further action on the part of the shareholders of the Corporation; provided, that any amendment to the Plan must be approved by the shareholders of the Corporation, if the amendment would (i) increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan; (ii) change the minimum option price; (iii) increase the maximum terms of options provided for herein; (iv) materially modify the requirements as





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to eligibility for participation in the Plan; (v) remove the administration of the Plan from the Committee; or (vi) materially increase the benefits accruing to holders of options under the Plan.

         Notwithstanding the above, the Committee may grant to an Optionee, if he is otherwise eligible, additional options or, with the consent of the Optionee, may grant a new option in lieu of an outstanding option, at a price and for a term which in any respect is greater or less than that of the earlier option, subject to the general limitations of Article II hereof.

         3.6 Time of Grant and Exercise. The granting of an option pursuant to the Plan shall take place at the time of the Committee's action, as described in the third paragraph of Section 1.2 hereof; provided, however, that if the appropriate resolutions of the Committee indicate that an option is to be granted as of and at some future date, the date of grant shall be such future date. In the event action by the Committee is taken by written consent of its members, the action by the Committee shall be deemed to have been taken at the time the last member required for a valid action of the Committee signs the consent.

         An option shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with Section 2.5 of this Plan.

         3.7 Privileges of Stock Ownership; Non-Distributive Intent. The holder of an option shall not be entitled to the privileges of stock ownership as to any shares of Stock not actually issued and delivered to the holder.

         3.8 Effective Date of the Plan. The Plan shall be effective upon approval by the Board of Directors of the Corporation.





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         3.9     Expiration.  Unless previously terminated by the Board of
Directors, the Plan shall expire at the close of business on the date which is the last day of the ten (10) year period beginning on the earlier of the date on which the Plan is adopted by the Board of Directors or the date on which the stockholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

         3.10 Governing Law. The Plan and the options issued hereunder shall be governed by, and constructed and enforced in accordance with, the laws of the State of Tennessee applicable to contracts made and performed within that State.

         3.11 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to options shall be used for general corporate purposes.

         3.12 No Liability for Good Faith Determinations. No member of the Board of Directors shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

         3.13 Other Benefits. Participation in the Plan shall not preclude the Optionee from eligibility in any other stock option plan of the Corporation or any old age benefit, insurance, pension, profit sharing, retirement, bonus or other extra compensation plans which the Corporation has adopted, or may, at any time, adopt for the benefit of its employees.

         3.14 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board of Directors may require any Optionee, legal





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representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         3.15 No Guarantee of Interests. Neither the Board of Directors nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

         3.16 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation.

         3.17 Corporation Records. Records of the Corporation regarding the Optionee's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

         3.18 Information. The Corporation shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

         3.19 No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Optionee or his personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

         3.20 Severability. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.





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         3.21    Notice.  Whenever any notice is required or permitted
hereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.6 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage pre-paid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Corporation and each Optionee shall specify as its and his address for receiving notices the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

         3.22 Waiver of Notices. Any person entitled to notice hereunder may waive such notice.

         3.23 Successors. The Plan shall be binding upon the Optionee, his heirs, legatees and legal representatives and upon the Corporation and its successors and assigns.

         3.24 Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         3.25 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.





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